Exhibit 99.1

 FOR IMMEDIATE RELEASE: November 24, 2010

Stillwater Mining Company Obtains Approval of Arrangement with Marathon PGM Corporation

BILLINGS, MONTANA and TORONTO, ONTARIO – Stillwater Mining Company (NYSE: SWC) (“Stillwater”) and Marathon PGM Corporation (TSX : MAR) (“Marathon PGM”) jointly announced today that Stillwater has received ministerial approval of its proposed acquisition of Marathon PGM under the Investment Canada Act. The arrangement is expected to close on or about November 30, 2010. It is also expected that the Marathon PGM common shares will be delisted from the TSX at the close of trading on or about December 2, 2010 and the common shares of Marathon Gold Corporation will commence trading under the symbol MOZ at the opening of trading the following business day, being on or about December 3, 2010.

Details of the arrangement are contained in the information circular of Marathon PGM dated October 15, 2010. Copies of the information circular, together with the letter of transmittal by which registered shareholders of Marathon PGM may surrender the certificates representing their Marathon PGM common shares in exchange for the consideration issuable under the arrangement, were posted to shareholders and are also available electronically on SEDAR at www.sedar.com.

About Stillwater:

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of the Republic of South Africa and the Russian Federation. The company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater can be found at its website: www.stillwatermining.com.

About Marathon PGM:

In September 2010, Stillwater Mining Company and Marathon PGM announced an acquisition agreement with Stillwater acquiring Marathon’s platinum group assets and Marathon spinning out its gold assets to its subsidiary Marathon Gold Corporation. After the spin out, the Valentine Lake Gold Project will be the main focus of resource development while the Finger Pond and Baie Verte Projects will be exploration properties of Marathon Gold. Information on Marathon can be found at its website: www.marathonpgm.com.

Stillwater Investor Relations contact:
Gregory Wing
Tel: +1.406.373.8706
gwing@stillwatermining.com

For more information on Marathon PGM Corp, please contact:
David Leng, P.Geo.
Tel: +1.416.849.3432
Fax: +1.416.861.1925
dleng@marathonpgm.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements and forward-looking information are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements and forward-looking information in this news release include statements with respect to the completion of the private placement, the completion of the Transaction, the receipt of all necessary regulatory approvals, future production for Stillwater, future production, cash operating costs, and capital expenditures at the Marathon Project and receipt of shareholder and court approvals.

Forward-looking statements are based on certain assumptions, opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking statements. The assumptions include that contracted parties provide goods and/or services on the agreed timeframes, that no labour shortages or delays are incurred, that no material adverse change occurs to either Marathon or Stillwater, that court and that other regulatory approvals are received in a timely manner. Factors that could cause the forward-looking statements and forward-looking information to differ materially in actuality include the failure of contracted parties to perform as contracted and the failure of equipment. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the annual information form of Marathon for the year ended December 31, 2009, and other continuous disclosure documents filed by Marathon since January 1, 2010 available at www.sedar.com for this detailed information, which is subject to the qualifications and notes set forth therein.